Exhibit 32


                        CERTIFICATIONS UNDER SECTION 906

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The First Years Inc., a Massachusetts corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

      The Quarterly Report for the quarter ended March 31, 2004 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


      Dated: May 10, 2004


            /s/ Ronald J. Sidman
            ------------------------------------------
            Ronald J. Sidman, Chief Executive Officer,
            Chairman of the Board of Directors, and President


      Dated: May 10, 2004

             /s/ John R. Beals
            ------------------------------------------
             John R. Beals, Treasurer and Senior Vice President -
             Finance (Chief Financial Officer and Chief Accounting  Officer)


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